Exhibit 10.2

Retention Agreement

This Retention Agreement (the “Agreement”) between PeopleSoft Inc, a Delaware corporation, and Mr. Guy Dubois (“Employee”) is effective as of June 17, 2004.

The parties hereby agree:

1.	Definitions. The following definitions shall be used in this Agreement:

“Affiliated Group” shall mean PeopleSoft, Inc., and/or divisions, subsidiaries or affiliates of PeopleSoft, Inc. or any successors to any such entities.

“Retention Bonus” means U.S. five hundred thousand dollars and no cents (US$500,000.00).

“Cause” shall mean Cause, as such term is defined in the Severance Policy.

“Term” shall mean the period from the date of this Agreement through May 15, 2005.

2.	Retention Bonus.

     If, on May 15, 2005, Employee is employed by the Affiliated Group and during the Term Employee has remained continuously employed by the Affiliated Group, PeopleSoft, Inc., in the name and on behalf of the Affiliated Group, will pay Employee the Retention Bonus within seven (7) days after May 15, 2005, converted into Euros at the exchange rate in effect at Wells Fargo Bank on the business day before payment is made by PeopleSoft, Inc. The Retention Bonus shall not be payable if, during the Term, for any reason or no reason, with or without Cause, Employee is no longer employed by an entity in the Affiliated Group. The Retention Bonus shall not be earned or payable on a pro rata basis over the Term. No part of the Retention Bonus shall be earned by or payable to Employee if he has not remained continuously employed by an entity or by entities in the Affiliated Group during the Term.

3.	Other Provisions

a. This Agreement shall be governed in all respects by and construed in accordance with the laws of the United States of America and of the State of California as applied to agreements entered into and to be performed entirely within California between California residents. The parties acknowledge that the United Nations Convention on Contracts for the International Sale of Goods (1980) is specifically excluded from application to this Agreement. This Agreement is prepared and executed in the English language only and any translations of this Agreement into any other language shall have no effect. All proceedings related to this Agreement shall be conducted in the English language.

b. The parties hereby submit to the jurisdiction of, and waive any venue objections against, the United States District Court for the Northern District of California and the Superior and Municipal Courts of the State of California, Santa Clara County, in any litigation arising out of the Agreement.

c. This Agreement may be amended or supplemented only by a writing that refers explicitly to this Agreement and that is signed on behalf of both parties.

d. This Agreement is not assignable by Employee, voluntarily or by operation of law or otherwise, without the prior written consent of the PeopleSoft, Inc. The terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the permitted respective successors and assigns of the parties hereto.

e. This Agreement is the entire agreement between the parties regarding its subject matter. It supersedes and its terms govern, all prior proposals, agreements, or other communications between the parties, oral or written, regarding such subject matter. This Agreement shall not be modified unless done so in a writing signed by authorized representatives of PeopleSoft, Inc. and by Employee.

f. Neither party will disclose any terms or the existence of this Agreement, except pursuant to a mutually agreeable press release or as otherwise required by law.

g. This Agreement may be signed in two counterparts which together shall form a single agreement as if both parties had executed the same document.

h. A signature on a copy of this Agreement received by either party by facsimile is binding upon the other party as an original. Both parties agree that a photocopy of such facsimile may also be treated by the parties as a duplicate original.

i. The paragraph headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such paragraph or in any way affect such paragraph.

j. Any notices required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below (with notice being made to the attention of the General Counsel in the case of PeopleSoft, Inc.) or such other addresses as either party may specify in writing.

k. If any part of this Agreement shall be held unenforceable, the remainder of the Agreement shall nevertheless remain in full force and effect.

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Agreed and accepted:

PeopleSoft, Inc.

/s/ James P. Shaughnessy

(signature)

James P. Shaughnessy

(name)

Senior Vice President and General Counsel

(title)

October 18, 2004

(date executed)
Address:

Attn: General Counsel
PeopleSoft, Inc.
4460 Hacienda Drive
Pleasanton, California 94588

Facsimile: (925) 694-4444

Employee:

/s/ Guy Dubois

Guy Dubois

Address:

October 14, 2004

(date executed)